As filed with the Securities and Exchange
          Commission on November 27, 1996.

                                                  Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ----------------------------

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           ----------------------------

                          AMWEST INSURANCE GROUP, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                               95-2672141
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                Identification No.)

         6320 Canoga Avenue Suite 300, Woodland Hills, California 91367
                                 (818) 704-1111
          (Address, including zip code, and telephone number, including area code, of Principal Executive Offices)

            AMWEST INSURANCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               Mr. John E. Savage
                           Co-Chief Executive Officer,
                      President and Chief Operating Officer
                          Amwest Insurance Group, Inc.
                          6320 Canoga Avenue, Suite 300
                        Woodland Hills, California 91367
                                 (818) 704-1111
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with a copy to:

                             Jonathan K. Layne, Esq.
                           Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                              Los Angeles, CA 90071
                                 (213) 229-7000

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                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

   Title of                      Proposed           Proposed
  Securities        Amount        Maximum           Maximum          Amount of
    to be           to be        Offering          Aggregate       Registration
  Registered      Registered   Price Per Share    Offering Price        Fee


Common Stock,      200,000       $12.375 (1)      $ 2,475,000(1)    $  750.00
$.01 par value


===============================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock of Amwest Insurance Group, Inc. on the American Stock Exchange on November 26, 1996.

                                     PART II

                       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

                  The following documents of Amwest Insurance Group, Inc. , a Delaware corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by this reference in and made part of this Registration Statement:

         (i) The Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 1995;

         (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (iii) The Company's Current Reports on Form 8-K filed since December 31, 1995:

                         The report  dated  January 30, 1996  included an Item 7
                    matter in which the Company, pursuant to the merger announcement, were required to file certain financial statements of Condor pursuant to Regulation 3.05(b) of Regulation S-X.

                         The report  dated  March 12,  1996  included  an Item 5
                    matter and Press Release announcing an agreement to purchase 100% of the stock of Southern California Bonding Services, Inc.

                         The report  dated  March 19,  1996  included  an Item 5
                    mater and Press Release announcing the completion of the merger of Condor Services, Inc. into the Company, following approval of the terms of the transaction by the stockholders of each of the two companies.

         (iv) The description of the Common Stock set forth under the heading "Description of Capital Stock" in the Company's Registration Statement on Form S-1 filed with the Commission on May 19, 1988 (File No. 33-9911), together with any amendment or report filed with the Commission for the purpose of updating such description;

         (v) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.           Description of Securities

                  Not applicable.


ITEM 5.           Interests of Named Experts and Counsel

                  Not applicable


ITEM 6.           Indemnification of Directors and Officers

                   Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Certificate of Incorporation and Bylaws and the indemnification agreements between the Company and its officers and directors provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or enterprise. The company may, in its discretion, similarly indemnify its employees and agents. The Company's Certificate of Incorporation relieves its directors from monetary damages to the company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys fees) actually and reasonably incurred in connection therewith.


ITEM 7.           Exemption from Registration Claimed

                  Not Applicable.


ITEM 8.           Exhibits.


ITEM 9.           Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1993;

                           (ii) To reflect in the prospectus any facts or events arising aft the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on this day 26th day of November, 1996.

                                      AMWEST INSURANCE GROUP, INC.



                                      By:   /s/ JOHN E. SAVAGE
                                           ------------------------------
                                                   John E. Savage
                                                     President,
                                             Chief Operating Officer and
                                             Co-Chief Executive Officer

                                POWER OF ATTORNEY

                  Know all men by these presents, that each person whose signature appears below constitutes and appoints Richard H. Savage, John E. Savage and Steven R. Kay his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Exchange Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                Title                            Date

                            Chairman of the Board and
                           Co- Chief Executive Officer
/s/RICHARD H. SAVAGE      (Principal Executive Officer)     November 26, 1996
------------------------
Richard H.  Savage

                            President, Chief Operating
                           Officer, Co-Chief Executive
/s/JOHN E. SAVAGE              Officer and Director         November 26, 1996
------------------------
John E. Savage

                           Executive Vice President and
/s/GUY A. MAIN                       Director               November 26, 1996
------------------------
Guy A. Main

                           Senior Vice President, Chief
                         Financial Officer, Treasurer and
                        Director (Principal Financial and
/s/STEVEN R. KAY          Principal Accounting Officer)     November 26, 1996
------------------------
Steven R. Kay

                            Senior Vice President and
/s/NEIL F. PONT                      Director               November 26, 1996
------------------------
Neil F. Pont


/s/ARTHUR F. MELTON                  Director               November 26, 1996
------------------------
Arthur F.  Melton


/s/THOMAS R. BENNETT                 Director               November 26, 1996
------------------------
Thomas R. Bennett


/s/ BRUCE A. BUNNER                  Director               November 26, 1996
------------------------
Bruce A. Bunner


/s/EDGAR L. FRASER                   Director               November 26, 1996
------------------------
Edgar L. Fraser


/s/JONATHAN K. LAYNE                 Director               November 26, 1996
------------------------
Jonathan K. Layne


/s/CHARLES L. SCHULTZ                Director               November 26, 1996
------------------------
Charles L. Schultz

                                                       EXHIBIT INDEX


Exhibit                                                          Sequentially
Number       Description                                        Numbered Page

 3.1         Restated Certificate of Incorporation of the
               Company as amended to date (incorporated by reference to Exhibit 3(3)(a) to the Company's Form 8-B Registration Statement No. 1-9580).

 5.1         Opinion of Gibson, Dunn & Crutcher LLP relating
               to the Amwest Insurance Group, Inc. Employee
               Stock Purchase Plan

23.1         Consent of KPMG Peat Marwick LLP

23.2         Consent of Gibson, Dunn & Crutcher LLP (included
               in Exhibit 5.1).

24.1         Power of Attorney (included on Signature Page)

99.1         Form of Amwest Insurance Group, Inc. Employee
               Stock Purchase Plan


-------------------------------------